Squire Sanders (AU) Level 21, 300 Murray Street Perth WA 6000 Australia

14 August 2012	0 +61 8 9429 7444 F +61 8 9429 7666 squiresanders.com

The Board of Directors Samson Oil & Gas Limited Level 36, Exchange Plaza	Nell Fearis T +61 8 9429 7621 neil.fearis@squiresanders.com

2 The Esplanade

Perth, Western Australia 6000

Dear Sirs

SEC Registration Statement on Form S-3

We have acted as counsel to Samson Oil & Gas Limited, a company organized under the laws of Western Australia (the “Company”). This opinion is being delivered in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i)	ordinary shares of the Company, in the form of ordinary shares or American Depositary Shares (the “Ordinary Shares”);

(ii)	preference shares of the Company (the “Preference Shares”);

(iii)	warrants to purchase equity securities, including Ordinary Shares, Preference Shares or ADSs, or debt securities (the “Warrants”);

(iv)	rights to purchase ordinary shares, ADSs, preference shares or debt securities (“Purchase Rights”); and

(v)	debt securities of the Company (the “Debt Securities”) and guarantees (the “Guarantees”).

The Ordinary Shares, Debt Securities, Preference Shares, Warrants, Rights to Purchase and Guarantees are collectively referred to herein as the “Securities.”

For purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto and we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are legal practitioners admitted to practise in the State of Western Australia. Our examination of matters of law in connection with the opinions issued herein has been limited to, and accordingly our opinions herein are limited to, the laws of Western Australia.

Based on the foregoing, we are of the opinion that:

1.	With respect to each of the Ordinary Shares, when (i) the Board of Directors of the Company or a committee thereof properly empowered (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters, and (ii) holding statements in respect of the Ordinary Shares have been duly delivered (a) for consideration approved by the Board or (b) upon consideration by way of conversion or exercise of any other Security issued by the Company in accordance with the terms of such Security, or the instrument governing such Security, providing for such conversion or exercise as approved by the Board, the Ordinary Shares will be duly authorized, validly issued, fully paid and nonassessable. By “nonassessable” we mean that the potential liability of holders of the Ordinary Shares is limited to the amount the holders paid for the shares and that the holders may not be charged or assessed additional amounts by the Company or the Company’s creditors to pay for the Company’s debts.

Squire Sanders (AU)	The Board of Directors
Samson Oil & Gas Limited

2.	With respect to each of the Preference Shares, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preference Shares and related matters, and (ii) holding statements in respect of the Preference Shares have been duly delivered (a) for consideration approved by the Board or (b) upon consideration by way of conversion or exercise of any other Security issued by the Company in accordance with the terms of such Security, or the instrument governing such Security, providing for such conversion or exercise as approved by the Board, the Preference Shares will be duly authorized, validly issued, fully paid and nonassessable. By “nonassessable” we mean that the potential liability of holders of the Ordinary Shares is limited to the amount the holders paid for the shares and that the holders may not be charged or assessed additional amounts by the Company or the Company’s creditors to pay for the Company’s debts.

3.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve and enter into one or more relevant warrant agreements or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or in any prospectus or prospectus supplement, to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Warrants and (ii) certificates representing the Warrants have been duly executed, countersigned, registered and delivered (if required) for consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

4.	With respect to the Purchase Rights, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Purchase Rights and related matters, including the adoption of resolutions establishing the terms of the Purchase Rights and (ii) certificates representing the Purchase Rights have been duly executed, countersigned, registered and delivered (if required) for consideration approved by the Board, the Purchase Rights will be valid and binding obligations of the Company.

5.	With respect to the Debt Securities, when (i) the Board has taken all necessary corporate action to approve and enter into one or more relevant indentures or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or in any prospectus or prospectus supplement, to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Debt Securities, and (ii) certificates representing the Debt Securities have been duly executed, countersigned, registered and delivered (if required) for consideration approved by the Board, the Debt Securities will be valid and binding obligations of the Company.

Squire Sanders (AU)	The Board of Directors
Samson Oil & Gas Limited

The reference in each of paragraphs 1 to 4 above to “all necessary corporate action” includes (but is not limited to) the obtaining of any approvals from shareholders of the Company required under the Corporations Act 2001 of the Commonwealth of Australia or the Listing Rules of the Australian Securities Exchange.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matters or document not referred to herein. In particular (but without limiting the generality of the foregoing), no opinion is expressed as to what further documentation may need to be entered into, or what other requirements may need to be complied with, to permit an offering of the Shares in Australia or any other jurisdiction. This opinion is governed by and shall be construed in accordance with the laws of Western Australia.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as the attorneys who will pass upon Australian legal matters in connection with the issuance of Securities under the Registration Statement and any prospectus supplements related thereto. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto. This opinion is rendered as of the date above and we disclaim any obligation to advise you of facts, circumstances, events or developments that may alter, affect or modify the opinion expressed herein.

Yours faithfully,

Squire Sanders (AU)

Squire Sanders (AU)	The Board of Directors
Samson Oil & Gas Limited

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	Such constating documents and corporate records as deemed necessary;

2.	The Registration Statement;

3.	A search on 14 August 2012 of the public database maintained by the Australian Securities and Investments Commission; and

4.	Such other documents as we have considered necessary for the purposes of rendering this opinion.

Squire Sanders (AU)	The Board of Directors
Samson Oil & Gas Limited

SCHEDULE 2

ASSUMPTIONS

This opinion is given based upon the following assumptions:

1.	Payment in full for the Shares will be received by the Company.

2.	The Constitution of the Company reviewed by us is the Constitution of the Company in force at the date hereof.

3.	The copies of such constating documents and corporate records as deemed necessary of the Company examined by us at its registered office are complete and accurate and constitute a complete and accurate record of the business transacted by the Company.